EXHIBIT 10.27

PANATTONI

CONSTRUCTION, INC.

4601 DTC BLVD.,

SUITE 650

DENVER, CO

80237

PH 303/623-0865

FX 303/623-0890

WWW.panconinc.com

CO LIC #233155

ATLANTA, GA

CHICAGO, IL

DENVER, CO

EDISON, NJ

FT.LADDERDALE, FL

INDIANAPOLIS, IN

IRVINE, CA

LAS VEGAS, NV

LOS ANGELES, CA

MEMPHIS, TN

NAPA, CA

NASHVILLE, TN

ORLANDO, FL

PHOENIX, AZ

PORTLAND, OR

RENO, NV

SACRAMENTO, CA

SEATTLE, WA

ST. LOUIS, MO

AFFILIATED COMPANIES

PANATTONI

CONSTRUCTION, L.P.

DALLAS, TX

HOUSTON, TX

PANATTONI

CONSTRUCTION, LLC
ATLANTA, GA

February 11, 2008

Tennessee Valley Agri-Energy, LLC

Attn: Mr. Bartt McCormack

540 Little Dry Creek Road

Pulaski, Tennessee  38478

Subject: Amendment 3 to Preliminary Engineering Services and Exclusivity Agreement

Dear Bartt,

Per Article 14 - Notices of the Preliminary Engineering Services and Exclusivity Agreement (“Agreement”) between Tennessee Valley Agri-Energy, LLC (“TVAE”) and Panattoni Construction, Inc. (“Panattoni”), which parties may be referred to individually as “Party” or jointly as “Parties”, and due to recent major events involving both TVAE’s and Panattoni’s termination of their respective agreements and activities with Delta-T Corporation (“Delta-T”), this letter is to amend the Agreement as described herein.

Whereas, TVAE terminated its Project Development Agreement (“PDA”) with Delta-T on January 8, 2008.

Whereas:

i.)         Panattoni terminated its Memorandum of Understanding (“MOU”) with Delta-T on October 29, 2007, in which Panattoni, without any obligation, agreed to cooperate with Delta-T in cultivating the TVAE project but only under the expressed interest of TVAE;

ii.)        upon TVAE’s termination of the PDA, Panattoni on January 9, 2008 concluded any association with Delta-T and indicated its intent to return and/or destroy all Delta-T confidential and proprietary information; and

iii.)       on January 24, 2008 Panattoni a.) confirmed its return to Delta-T and/or destroying of all Delta-T confidential and proprietary information, and b.) indicated its relationship with Delta-T was fully and finally terminated.

Whereas, the Parties desire to utilize the Agreement for continued pre-construction engineering services on a time & material bases, until a time when a construction scope of services can be appropriately defined and a new agreement can be potentially entered into by the Parties.

Now, therefore, in consideration of the foregoing, which by this reference are incorporated as part of this third amendment to the Agreement (“Amendment”), the Parties agree as follows.

1.     All Agreement references to Delta-T, references to Delta-T Project Services Group (“DTPSG”) (later changed to Ford Bacon & Davis in the first amendment to the Agreement), Exhibits A, B & D, and Delta-T related portions of Exhibit C, are all null and void.

2.     Neither Party is required to perform any further the services in the Agreement that logically cannot be performed due to the Parties’ terminations of agreements with Delta-T; any such work performed todate is acceptable “as is” as nullified work.

3.     Work performed by Ford Bacon & Davis as subcontractor to Panattoni under the Agreement is considered to be acceptable and complete due to its nullified nature.

4.     Any potential future Panattoni scope of work and new agreement may or may not involve Panattoni as TVAE’s Engineering, Procurement & Construction (“EPC”) contractor, general contractor for work separate from EPC scope performed by others, and/or owner’s representative.

5.     In Article 3 – Compensation, the actual costs and expenses shall remain here forward as a “Time & Material” compensation method, the Not-to-Exceed price is eliminated, and the actual compensation shall not be credited against any future agreement between the Parties.

6.     Article 5 – Exclusivity is eliminated by this Amendment.

7.     Either Party may terminate the Agreement upon at least ten (10) days’ prior written notice given to the other Party.

The below listed parties through their respective authorized representatives have executed this Amendment the day and year herein below written.

PANATTONI CONSTRUCTION, INC.

By:	/S/ Scott Kaminky
Printed Name: Scott Kaminky
Title: VP Power & Industrial
Date:	2/11/08

TENNESSEE VALLEY AGRI-ENERGY, LLC.

By:	/S/ Bartt R. McCormack
Printed Name: Mr. Bartt McCormack
Title: Chairman
Date:	02/14/08